UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________________________________

FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2026

ARES CORE INFRASTRUCTURE FUND
(Exact Name of Registrant as Specified in Charter)

Delaware	000-56695	99-6541890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY 10167
(Address of principal executive office) (Zip Code)
(212) 750-7300
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Rover Credit Agreement

On April 28, 2026, in connection with an investment in a portfolio company, Ares Core Infrastructure Fund (the “Fund”) acquired two wholly owned indirect subsidiaries, BCP Renaissance Parent L.L.C. (the “Rover Borrower”) and BCP Renaissance, L.L.C. (the “ Rover Borrower Subsidiary”), who are parties to a Credit Agreement, dated as of October 31, 2017 (as amended, the “Rover Credit Agreement”). The Rover Credit Agreement includes a senior secured term loan B facility (the “Term Loans”), with an aggregate outstanding principal amount of approximately $1.09 billion as of March 31, 2026. Outstanding borrowings under the Rover Credit Agreement bear interest annually at (i) for SOFR loans, the SOFR plus 2.25%, subject to a 1.00% floor, and (ii) for Base Rate Loans (as defined in the Rover Credit Agreement), a fluctuating rate determined by reference to the Base Rate (as defined in the Rover Credit Agreement) plus 1.25%, subject to a 2.00% floor. The Rover Borrower is required to repay the Term Loans in quarterly installments of 0.25% of the aggregate outstanding principal amount, with the remaining balance due on the maturity date of October 31, 2031.

The Rover Credit Agreement is secured by a first-priority pledge on (a) all of the equity interests of the Rover Borrower Subsidiary and 49.9% of the equity interests of ET Rover Pipeline LLC (“Rover Pipeline”), and (b) all tangible and intangible assets of the Rover Borrower and Rover Borrower Subsidiary. Under the Rover Credit Agreement, the Rover Borrower and the Rover Borrower Subsidiary, as applicable, have made representations and warranties regarding their businesses, among other things, and are required to comply with various covenants, servicing procedures, reporting requirements and other customary requirements for similar facilities. The Rover Credit Agreement includes usual and customary events of default for facilities of this nature. Other than with respect to the pledge of the equity interests of the Rover Borrower Subsidiary and Rover Pipeline, the Rover Credit Agreement is non-recourse to any upstream affiliate of the Rover Borrower, including the Fund.

The description of the Rover Credit Agreement is only a summary of the material provisions of the Rover Credit Agreement and is qualified in its entirety by reference to a copy of the conformed Rover Credit Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01 Other Events.

As of April 28, 2026, the Rover Borrower is party to an interest rate swap with Morgan Stanley Capital Services LLC (“Morgan Stanley”) to exchange the SOFR rate in the Term Loans with a fixed rate for $750 million of the outstanding borrowings under the Term Loans. The all-in fixed rate for Morgan Stanley is 3.7566%. The interest rate swap has a termination date on June 30, 2026.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1
Conformed copy of the Credit Agreement through Amendment No.7 of the Credit Agreement, dated as of October 31, 2017, by and among BCP Renaissance Parent L.L.C., as borrower, BCP Renaissance, L.L.C., as guarantor, Jefferies Finance LLC, as administrative agent, the lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc., as sole lead arranger and sole bookrunner and Blackstone Holdings finance Co. L.L.C., as co-manager, as amended by Amendment No. 1 to Credit Agreement and Guarantee and Security Agreement, dated as of May 2, 2018, Refinancing Amendment and Amendment No. 2 to Credit Agreement, dated as of February 17, 2022, Refinancing Amendment, dated as of August 17, 2022, Refinancing Amendment and Amendment No. 3 to Credit Agreement, dated as of September 22, 2023, Successor Agent Agreement and Amendment, dated as of October 31, 2023, and Refinancing Amendment, dated as of May 15, 2024, Refinancing Amendment and Amendment No. 5 to Credit Agreement, dated as of November 20, 2024, Amendment No. 6 to Credit Agreement, dated as of August 6, 2025 and Amendment No. 7 to Credit Agreement, dated as of February 9, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CORE INFRASTRUCTURE FUND

Dated: May 4, 2026

	By:	/s/ Christina Oh
	Name:	Christina Oh
	Title:	Chief Financial Officer and Treasurer

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